EXHIBIT 99.28(h)(xiii)

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

This FIRST AMENDMENT to the Participation Agreement (as defined below) is made and effective as of June 25, 2014 (the “Amendment”), by and among Old Westbury Funds, Inc. (the “Fund”), on behalf of its separate series, severally and not jointly (each, an “Investing Fund”), iShares Trust and iShares, Inc., each on behalf of its respective iShares series, severally and not jointly (each, an “iShares Fund” and collectively, the “iShares Funds”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Participation Agreement.

WHEREAS, the Fund, iShares Trust and iShares, Inc. are parties to the Participation Agreement, dated as of January 25, 2008 (the “Participation Agreement”), pursuant to which each Investing Fund may, from time to time, invest in shares of one or more iShares Funds in excess of the limitations of section 12(d)(1)(A) and (B) of the 1940 Act in reliance on the iShares Order; and

WHEREAS, the Fund, iShares Trust and iShares, Inc. desire to amend the Participation Agreement solely to reflect the name changes of certain Investing Funds, as set forth in Schedule A thereto.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1. Schedule A to the Participation Agreement is hereby deleted and replaced with Schedule A hereto.

2. The Participation Agreement, as expressly amended hereby, shall continue in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first written above.

OLD WESTBURY FUNDS, INC., on behalf of each of its series listed on Schedule A

By:	/s/ David W. Rossmiller
Name: David W. Rossmiller Title: President

iSHARES TRUST, on behalf of each of its series

By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Vice President

iSHARES, INC., on behalf of each of its series

By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Vice President

SCHEDULE A

Old Westbury Funds, Inc.

Old Westbury Large Cap Core Fund

Old Westbury Large Cap Strategies Fund

Old Westbury Strategic Opportunities Fund

Old Westbury Fixed Income Fund

Old Westbury Municipal Bond Fund

Old Westbury Small & Mid Cap Fund

Old Westbury Real Return Fund